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                                                                 EXHIBIT 23(a)



               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


               We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of KeyCorp dated May 16, 1994, and to the incorporation by reference therein of our reports (a) dated March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993 of KeyCorp (as restated to give effect to the March 1, 1994 merger of KeyCorp and Society Corporation), included in and incorporated by reference into the Corporation's Current Report on Form 8-K filed with the Commission on April 20, 1994, (b) dated January 20, 1994, except for Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993 of KeyCorp, which on March 1, 1994 merged with Society Corporation, subsequently renamed KeyCorp, included in the Corporation's Current Report on Form 8-K filed with the Commission on March 16, 1994, (c) dated January 28, 1994, except for
Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993 of Society
Corporation included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (Society Corporation's financial statements have subsequently been restated for the March 1, 1994 merger of KeyCorp and Society Corporation), and (d) dated March 1, 1994, with respect to the supplemental consolidated financial statements for the year ended December 31, 1993 of KeyCorp included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission. The supplemental consolidated financial statements became the historical financial statements of KeyCorp upon the filing of the Form 8-K dated April 20, 1994.



                                              Ernst & Young

Cleveland, Ohio
May 9, 1994